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                                                  Exhibit 21

                 SUBSIDIARIES OF REGISTRANT
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                Name                        State of Incorporation
                ----                        ----------------------

    Cerner Corporation Pty Limited        New South Wales (Australia)

       Cerner Deutschland GmbH                     Germany

           Cerner FSC, Inc.                        Barbados

    Cerner Health Connections, Inc.                Delaware

       Cerner Health Facts, Inc.                   Delaware

        Cerner HealthWise, Inc.                    Delaware

       Cerner International, Inc.                  Delaware

            Cerner Limited                      United Kingdom

  Cerner Performance Logistics, Inc.               Delaware

        Cerner Properties, Inc.                    Delaware

       Cerner Singapore Limited                    Delaware

      Cerner (Malaysia) Sdn Bnd                    Malaysia

        Cerner Canada Limited                      Delaware

          Cerner Multum, Inc.                      Delaware

        Cerner Investment Corp.                     Nevada

Cerner Campus Redevelopment Corporation            Missouri





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